Exhibit 99.1

ITW Reports Third Quarter 2013 Results
*Third quarter diluted EPS from continuing operations of $0.90 exceeds Company forecast midpoint of $0.88

*Strong operating margins of 19.0 percent improve 110 basis points versus year-ago period;
Enterprise initiatives add 80 basis points to operating margin

*Company raises 2013 full-year EPS forecast midpoint to $3.60 from $3.58

GLENVIEW, ILLINOIS-October 22, 2013-Illinois Tool Works Inc. (NYSE: ITW) today reported third quarter diluted earnings per share (EPS) from continuing operations of $0.90, two cents higher than the midpoint of the Company’s forecast. As noted in the Company’s September 24, 2013 announcement, the third quarter forecasted EPS midpoint of $0.88 included a $0.14 reduction from the Industrial Packaging segment moving to discontinued operations and a $0.09 reduction related to a discrete tax charge.
Highlights for 2013 third quarter results versus the prior-year period included:
*Total Company operating revenues were $3.6 billion while operating income was $678 million. Excluding the impact of Decorative Surfaces 2012 results, total Company operating revenues grew 2.9 percent and operating income increased 8.4 percent. Organic revenues grew 0.4 percent, with international organic revenues growing 2.9 percent and North American organic revenues declining 1.4 percent. Internationally, Asia Pacific organic revenues grew 6.9 percent, with China organic revenues increasing 21.5 percent. In addition, European organic revenues grew 1.0 percent. The Company was faced with a difficult year-over-year comparison in its electronics assembly platform, which negatively impacted total Company organic revenue growth by 2.5 percent. Reconciliations of GAAP to Non-GAAP results, which exclude the 2012 impact of the divested Decorative Surfaces segment, are included in the attached exhibits.
*By segment, highlights included:

•
Automotive OEM’s organic revenues increased 11.5 percent, with strong growth across all regions. By comparison, worldwide auto builds increased 4 percent in the quarter. Automotive OEM operating margins improved 200 basis points to 21.1 percent.

•
Food Equipment’s organic revenues grew 4.4 percent, with across-the-board contributions from the North American and international equipment and service businesses. Food Equipment operating margins improved 90 basis points to 19.9 percent.

•	Construction Products organic revenues increased 3.3 percent due to 9.3 percent organic revenue growth in North America. Operating margins improved 250 basis points to 16.2 percent.

“We were pleased with our financial performance in the quarter and the progress we continue to make in executing our Enterprise initiatives,” said Scott Santi, president and chief executive officer. “Third quarter operating margins of 19.0 percent were driven by an 80 basis point contribution from our enterprise initiatives. On a year-to-date basis, free cash flow conversion was solidly above 100 percent of net income, and our adjusted after-tax return on average invested capital was 16.3 percent, up 110 basis points versus the same period last year. In addition, we continued to make disciplined, return-oriented decisions with regard to capital allocation. We completed two strategically targeted acquisitions in the quarter, and year-to-date we have returned nearly $1.6 billion to shareholders in the form of share repurchases and dividends.”

     The Company is now forecasting its full-year diluted income per share from continuing operations to be in a range of $3.56-$3.64. This EPS range assumes a full-year total revenue growth range of 1.0 percent to 2.0 percent. For the 2013 fourth quarter, the Company is forecasting diluted income per share from continuing operations to be in a range of $0.85-$0.93 and assumes a total revenue growth range of 2 percent to 5 percent.
This earnings release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, the amount of expected share repurchases, statements regarding total revenue growth, diluted income per share from continuing operations, operating margin growth, return on invested capital and end market conditions. These statements are subject to certain risks, uncertainties and other factors which could cause actual results to differ materially from those anticipated. Such factors include those contained in ITW’s 2012 Form 10-K.
ITW is a Fortune 200 global diversified industrial manufacturer of value added consumables and specialty equipment with related service businesses. The Company focuses on solid growth and strong returns across its worldwide platforms and businesses. The businesses serve local customers and markets around the globe, with a significant presence in developed as well as emerging markets. ITW’s adjusted revenues totaled $13.9 billion in 2012, with approximately half of the revenues generated outside of the United States.

Contact: John Brooklier, 847-657-4104 or jbrooklier@itw.com

ILLINOIS TOOL WORKS INC. and SUBSIDIARIES
STATEMENT OF INCOME (UNAUDITED)

	Three Months Ended		Nine Months Ended
(In millions except per share amounts)	September 30,		September 30,
	2013	2012	2013	2012
Operating Revenues	$3,568	$3,733	$10,581	$11,307
Cost of revenues	2,148	2,289	6,381	6,957
Selling, administrative, and research and development expenses	676	713	2,126	2,207
Amortization of intangible assets	64	62	186	190
Impairment of goodwill and other intangible assets	2	2	2	2
Operating Income	678	667	1,886	1,951
Interest expense	(60)	(52)	(179)	(152)
Other income (expense)	10	1	67	31
Income from Continuing Operations Before Income Taxes	628	616	1,774	1,830
Income Taxes	222	171	551	518
Income from Continuing Operations	406	445	1,223	1,312
Income from Discontinued Operations	46	79	48	579
Net Income	$452	$524	$1,271	$1,891

Income Per Share from Continuing Operations:
Basic	$0.91	$0.96	$2.72	$2.77
Diluted	$0.90	$0.95	$2.70	$2.75
Income Per Share from Discontinued Operations:
Basic	$0.10	$0.17	$0.11	$1.23
Diluted	$0.10	$0.17	$0.11	$1.22
Net Income Per Share:
Basic	$1.01	$1.13	$2.83	$4.00
Diluted	$1.01	$1.12	$2.81	$3.97

Shares of Common Stock Outstanding During the Period:
Average	445.9	464.8	449.0	473.2
Average assuming dilution	448.9	468.1	452.1	476.6

FREE OPERATING CASH FLOW	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(In millions)	2013	2012	2013	2012
Net cash provided by operating activities	$811	$635	$1,820	$1,467
Less: Additions to plant and equipment	(79)	(90)	(257)	(274)
Free operating cash flow	$732	$545	$1,563	$1,193

ILLINOIS TOOL WORKS INC. and SUBSIDIARIES
STATEMENT OF FINANCIAL POSITION (UNAUDITED)

(In millions)	September 30, 2013	December 31, 2012
ASSETS
Current Assets:
Cash and equivalents	$3,018	$2,779
Trade receivables	2,493	2,742
Inventories	1,308	1,585
Deferred income taxes	391	332
Prepaid expenses and other current assets	421	522
Assets held for sale	1,951	—
Total current assets	9,582	7,960
Net Plant and Equipment	1,667	1,994
Goodwill	4,854	5,530
Intangible Assets	2,121	2,258
Deferred Income Taxes	353	391
Other Assets	1,174	1,176
	$19,751	$19,309

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Short-term debt	$1,328	$459
Accounts payable	616	676
Accrued expenses	1,282	1,392
Cash dividends payable	187	—
Income taxes payable	75	116
Deferred income taxes	59	8
Liabilities held for sale	394	—
Total current liabilities	3,941	2,651

Noncurrent Liabilities:
Long-term debt	3,808	4,589
Deferred income taxes	453	244
Other liabilities	1,081	1,255
Total noncurrent liabilities	5,342	6,088

Stockholders’ Equity:
Common stock	6	5
Additional paid-in-capital	1,032	1,012
Income reinvested in the business	14,716	13,973
Common stock held in treasury	(5,584)	(4,722)
Accumulated other comprehensive income	292	293
Noncontrolling interest	6	9
Total stockholders’ equity	10,468	10,570
	$19,751	$19,309

ILLINOIS TOOL WORKS INC. and SUBSIDIARIES
GAAP to NON-GAAP RECONCILIATIONS

(In millions except per share amounts)	Three Months Ended				Three Months Ended
	September 30, 2013				September 30, 2012
	Total Revenue	Operating Income	Operating Margin	Diluted EPS	Total Revenue	Operating Income	Operating Margin	Diluted EPS
Actual Results (GAAP)	$3,568	$678	19.0%	$0.90	$3,733	$667	17.9%	$0.95
Discrete tax charge related to foreign earnings	—	—	—	(0.09)	—	—	—	—
Decorative Surfaces operating results	—	—	—	—	267	41	—	0.06
Adjusted Results (Non-GAAP)	$3,568	$678	19.0%	$0.99	$3,466	$626	18.1%	$0.89

Q3 2013 Growth vs. 2012 (GAAP)	(4.4)%	1.8%	+110 bps	(5.3)%
Q3 2013 Growth vs. 2012 (Non-GAAP)	2.9%	8.4%	+90 bps	11.9%

(In millions except per share amounts)	Three Months Ended			Twelve Months Ended
	December 31, 2012			December 31, 2012
	Total Revenue	Operating Income	Diluted EPS	Total Revenue	Operating Income	Diluted EPS
Actual Results (GAAP)	$3,484	$524	$1.99	$14,791	$2,475	$4.72
Decorative Surfaces net gain	—	—	1.37	—	—	1.34
Decorative Surfaces equity interest (2012)	—	—	(0.04)	—	—	(0.04)
Decorative Surfaces operating results	93	12	0.01	921	143	0.21
Adjusted Results (Non-GAAP)	$3,391	$512	$0.65	$13,870	$2,332	$3.21

ILLINOIS TOOL WORKS INC. and SUBSIDIARIES
ADJUSTED RETURN ON AVERAGE INVESTED CAPITAL

	Three Months Ended		Nine Months Ended
(Dollars in millions)	September 30,		September 30,
	2013	2012	2013	2012
Operating income	$678	$667	$1,886	$1,951
Adjustment for Decorative Surfaces	—	(41)	—	(131)
Adjusted operating income	678	626	1,886	1,820
Tax rate (as adjusted for discrete tax charge in 2013)	29.0%	27.8%	28.8%	28.3%
Taxes	(196)	(174)	(543)	(515)
Adjusted operating income after taxes	$482	$452	$1,343	$1,305

Invested capital:
Trade receivables	$2,493	$3,062	$2,493	$3,062
Inventories	1,308	1,760	1,308	1,760
Net plant and equipment	1,667	2,081	1,667	2,081
Goodwill and intangible assets	6,975	7,808	6,975	7,808
Accounts payable and accrued expenses	(1,898)	(2,274)	(1,898)	(2,274)
Net assets held for sale	1,557	—	1,557	—
Other, net	484	767	484	767
Total invested capital	$12,586	$13,204	$12,586	$13,204

Average invested capital	$12,560	$13,260	$12,648	$13,241
Adjustment for Decorative Surfaces	(169)	(296)	(170)	(299)
Adjustment for Industrial Packaging	(1,468)	(1,500)	(1,482)	(1,508)
Adjusted average invested capital	$10,923	$11,464	$10,996	$11,434
Annualized return on average invested capital	17.6%	15.8%	16.3%	15.2%

	Three Months Ended
(Dollars in millions)	September 30, 2013
	Income from Continuing Operations Before Income Taxes	Income Taxes	Tax Rate
As reported	$628	$222	35.4%
Discrete tax charge related to foreign earnings	—	(40)	(6.4)%
As adjusted	$628	$182	29.0%

	Nine Months Ended
(Dollars in millions)	September 30, 2013
	Income from Continuing Operations Before Income Taxes	Income Taxes	Tax Rate
As reported	$1,774	$551	31.1%
Discrete tax charge related to foreign earnings	—	(40)	(2.3)%
As adjusted	$1,774	$511	28.8%

ILLINOIS TOOL WORKS INC. and SUBSIDIARIES
SEGMENT DATA (UNAUDITED)

Three Months Ended September 30, 2013				% F(U) vs. prior year
(Dollars in millions)	Total Revenue	Operating Income	Operating Margin	Total Revenue	Organic (Base) Revenue	Operating Margin
Test & Measurement and Electronics	$555	$91	16.3%	(10.9)%	(11.8)%	(190) bps
Automotive OEM	589	124	21.1%	13.2%	11.5%	200 bps
Polymers & Fluids	504	91	18.1%	(1.1)%	—%	220 bps
Food Equipment	542	108	19.9%	10.4%	4.4%	90 bps
Welding	438	111	25.4%	(1.0)%	(3.5)%	90 bps
Construction Products	440	71	16.2%	1.7%	3.3%	250 bps
Specialty Products	510	108	21.1%	11.4%	1.9%	150 bps
Intersegment	(10)
Total Segments	3,568	704	19.7%	2.9%	0.4%	110 bps
Decorative Surfaces	—	—		(100)%	(100)%	—
Unallocated	—	(26)
Total Company	$3,568	$678	19.0%	(4.4)%	0.4%	110 bps

Nine Months Ended September 30, 2013				% F(U) vs. prior year
(Dollars in millions)	Total Revenue	Operating Income	Operating Margin	Total Revenue	Organic (Base) Revenue	Operating Margin
Test & Measurement and Electronics	$1,617	$233	14.4%	(7.3)%	(8.3)%	(100) bps
Automotive OEM	1,792	367	20.5%	9.7%	8.9%	90 bps
Polymers & Fluids	1,521	259	17.1%	(3.8)%	(3.5)%	120 bps
Food Equipment	1,500	278	18.5%	4.2%	1.1%	130 bps
Welding	1,390	361	26.0%	(1.2)%	(3.1)%	(20) bps
Construction Products	1,295	180	13.9%	(0.6)%	0.1%	200 bps
Specialty Products	1,497	317	21.2%	6.7%	1.3%	100 bps
Intersegment	(31)
Total Segments	10,581	1,995	18.9%	1.0%	(0.6)%	80 bps
Decorative Surfaces	—	—		(100)%	(100)%	—
Unallocated**	—	(109)
Total Company	$10,581	$1,886	17.8%	(6.4)%	(0.5)%	50 bps

** Includes 2Q 2013 $34 million pension settlement charge